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                                                                 EXHIBIT 10.48




                             RESIGNATION AGREEMENT
                         AND GENERAL RELEASE OF CLAIMS

         1. Richard Kreysar ("Kreysar") is currently employed by McAfee Associates, Inc. (the "Company") as its vice-president of Network Management Products. Due to changes in the business, the Company and Kreysar agree that their employment relationship will be terminated. Effective as of November 1, 1996, Kreysar resigns from his position as an officer of the Company. The Company and Kreysar agree that he will remain an employee of the Company in the position of VP Special Projects until February 1, 1997. Kreysar hereby resigns from his employment with the Company effective February 1, 1997 (the "Resignation Date").

         2. In exchange for the release of claims set forth below, the Company agrees to provide Kreysar with the following benefits:

                 (a) continued payment of Kreysar's salary at his current base salary rate (i.e. $12,542.16 per month), less applicable withholding, through the Resignation Date;

                 (b) continued provision of the Company's standard group employee health insurance coverages through the Resignation Date. As of February 2, 1997, Kreysar shall be entitled to elect continued insurance coverage at his own expense in accordance with applicable provisions of federal law (COBRA);

                 (c) with respect to any stock options granted to Kreysar by the Company, such stock options shall remain subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreements between Kreysar and the Company with the Resignation Date being the date of termination of his employment for all purposes thereunder;

                 (d) Kreysar shall continue to accrue vacation through the Resignation Date; and

                 (e) Kreysar shall continue to participate in the Company's 401(k) Plan to the same extent as other employees (including matching contributions) through the Resignation Date and he may also continue to participate in the Employee Stock Purchase Plan through his Resignation Date. Kreysar understands and acknowledges that he shall not be entitled to any benefits from the Company other than those expressly set forth in this paragraph 2.

         3. In exchange for the benefits described in Paragraph 2 above, Kreysar and his successors and assigns release and absolutely discharge the Company and its shareholders, directors, employees, agents, attorneys, employee benefit plans, legal successors and assigns of and from any and all claims, actions, and causes of action, whether now known or unknown, which Kreysar now has, or at any other time had, or



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shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims of wrongful discharge or national origin, race, age, sex or other discrimination under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Fair Employment and Housing Act or any other applicable law. The Company and its shareholders, directors, employees, agents, attorneys, employee benefit plans, legal successors and assigns, release and absolutely discharge Kreysar and his successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which the Company now has or any other time had, or shall or may have against Kreysar based upon or arising out of his employment with the Company.

         4.      Kreysar and the Company acknowledge that they have read
section 1542 of the Civil Code of the State of California which states:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Kreysar and the Company each hereby waives any right or benefit which he or it has or may have under section 1542 of the Civil Code of the State of California to the full extent that he or it may lawfully waive such rights and benefits pertaining to the subject matter of this general release of claims.

         5. Kreysar acknowledges and agrees that he shall continue to be bound by and comply with the terms of the Employee Agreement Regarding Confidentiality and Inventions between the Company and Kreysar.

         6. Kreysar agrees that for a period of one year after the Resignation Date, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services of any employee of the Company or its affiliated entities to any other person or entity.

         7. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

         8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in Paragraphs 2(c), 2(e), and 5. This Agreement may not be altered or amended except by a written document signed by the Company and Kreysar.

         KREYSAR UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE COMPANY BY SIGNING THIS





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AGREEMENT.  KREYSAR FURTHER UNDERSTANDS THAT HE MAY HAVE 21 DAYS TO CONSIDER
THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THE 7-DAY PERIOD HAS PASSED. KREYSAR FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 2.



     Dated: 11/19, 1996                 /s/ RICHARD KREYSAR
                                        -------------------------------------
                                        Richard Kreysar

     Dated: ___________, 1996           McAfee Associates, Inc.



                                        By:   /s/  PRABHAT K. GOYAL
                                           ----------------------------------
                                        Its:
                                            ---------------------------------




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